Exhibit 99.1

OptimizeRx to Host Online Conversation with Leaders from HealthXL, MITX and Singularity University

Session to Address the Transformational Nature of COVID-19 on the Healthcare Industry

ROCHESTER, Mich. – April 6, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, will continue its webinar series this week to address the transformational nature of the coronavirus on the healthcare industry with leaders from HealthXL, MITX and Singularity University.

OptimizeRx is hosting this conversation to facilitate industry collaboration that can help stop the spread of the virus. Hundreds of members of the healthcare community have participated in the webinar series since they began last month.

The panel will be moderated by Rebecca Love, MSN, RN and VP of customer strategy and engagement for OptimizeRx. She will be joined by Chandana Fitzgerald, chief medical officer at HealthXL; David Chang, entrepreneur and angel investor, former chief operating officer of PayPal, and current board member of Harvard Ventures, MITX and Flybridge Capital Partners; and Shawna Butler, RN, MBA, lead of Exponential Medicine partnerships and outreach at Singularity University.

Topic: Learning Together—The Transformational Nature of COVID-19 on the Healthcare Industry.

COVID-19 has become a disruptive force with a transformational impact on many industries, especially healthcare.

From unprecedented real-time scientific collaboration across the globe to newly relaxed regulations, new supply chain and PPE sourcing opportunities, and deeper reliance on digital communication than ever before, COVID-19 is transforming the landscape of healthcare. The discussion will address how this disruption is providing opportunities for new technologies, startups, and innovation to thrive, and will dive into some of the ways healthcare is adjusting and transforming at every level.

Date: Thursday, April 9

Time: 1:00 p.m. ET

The webinar is free and open to anyone in healthcare interested in participating in a practical conversation with industry leaders. OptimizeRx is hosting these conversations to explore the transformational changes occurring in healthcare, and to connect the various stakeholders in a way that drives innovation, collaboration and education.

Register today at www.optimizerx.com/webinars.

For more information about OptimizeRx’s webinar sessions, contact media relations at (754) 245-7070 or malejandra@optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team